UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 AMENDMENT NO. 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2009 (December 23, 2009)

SINO GAS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Utah	000-51364	32-0028823

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 18 Zhong Guan Cun Dong St.
Haidian District
Beijing 100083, People’s Republic of China
(Address of Principal Executive Offices)

86-10-82600527
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 23, 2009 (the “Closing Date”), Sino Gas International Holdings, Inc. (the “Company”) consummated a second transaction contemplated by the Securities Purchase Agreement (“Securities Purchase Agreement”) by and among the Company and A. Eugene Kohn, Donald Farley, Zhanghui Fang, Jiang Yu, Jayhawk Private Equity Co-Invest Fund, LP and Jayhawk Private Equity Fund, LP (together, the “Purchasers”), under the terms of which the Purchasers agreed to purchase $692,984 of the 8% Senior Secured Convertible Notes (the “Notes”) and warrants (the “Warrants”) to purchase 447,086 shares of the Company’s common stock par value $.001.  The Securities Purchase Agreement is previously reported in the Company’s Current Report on Form 8-K filed on December 4, 2009, as amended by the Company’s Amendment No. 1 to Form 8-K filed on January 19, 2010 (the “Current Report”) which is incorporated herein by reference.

The Notes are secured pursuant to a pledge agreement dated November 30, 2009 (the “Pledge Agreement”) and a guaranty dated November 30, 2009 (the “Guaranty”) from Mr. Yuchuan Liu, the Chairman of the Board of Directors and the Chief Executive Officer of the Company.  For copies of the Pledge Agreement and the Guaranty, please refer to the Current Report.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: January 19, 2010	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer